UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2002

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

                                          Colorado                                                      0-22083                                                   84-1116894
                   (State or other jurisdiction of                               (Commission File No.)                       (I.R.S. Employer Identification No.)
                    incorporation)

                                                                             12600 West Colfax, Suite C-420, Lakewood, CO                                                                   80215
                                                                             (Address of principal executive offices)                                                                            (Zip Code)

(303) 238-2000
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On October 24, 2002, Global Med Technologies, Inc. filed the following press release:

FROM:	GLOBAL MED TECHNOLOGIES, INC. (GLOB: OTCBB) DENVER, CO

Contact:	Michael B. Friedman/Lloyd Kaplan Linden Alschuler & Kaplan, Inc. 212-575-4545

_______________________________________________________________________________________________________________________

AMERICAN RED CROSS TO IMPLEMENT
STATE-OF-THE-ART BLOOD MANAGEMENT SOFTWARE PRODUCT
FROM GLOBAL MED TECHNOLOGIES, INC.

Wichita, Kansas Selected As Pilot Site Using SafeTrace Tx®

        DENVER, CO - October 24, 2002 - The American Red Cross recently conducted a pilot launch of a state-of-the-art transfusion service management information system from Wyndgate Technologies®, a division of Global Med Technologies, Inc. (GLOB:OTCBB) - a leading creator of sophisticated medical software. The pilot will be conducted in its Central Plains Blood Services Region, which is headquartered in Wichita, Kansas. The launch occurred on October 22, 2002. Terms were not disclosed.

        The SafeTrace Tx product, which is currently being used in more than 90 hospitals and blood centers across the country, will be utilized in Kansas Heart Hospital, Galichia Heart Hospital, Kansas Surgery and Recovery Center and other facilities serviced by the American Red Cross in the Wichita, Kansas metropolitan area. The area provides blood to more than 100 hospitals and serves more than two million people in Kansas and Northern Oklahoma. Last year approximately 100,000 units of blood were collected in this region and more will be needed to accommodate the increasing demands for blood and blood products.

        “SafeTrace Tx is a revolutionary software product designed to raise the standard of care for patients, improve safety, reduce waste and increase efficiency in blood transfusions,” said Michael I. Ruxin, M.D., CEO of Global Med Technologies. “This product will assist the American Red Cross in its continuing program to improve the quality, reliability and availability of the nation’s blood supply.”

        “The agreement with Global Med Technologies represents an enhancement in the American Red Cross’ approach to managing blood using innovative technology,” said Rick LeGrand, Vice President of Customer Service, American Red Cross Biomedical Services. “SafeTrace Tx will help us achieve our continuing commitment to provide high quality blood products for the patients serviced by our hospital network. Additionally, the system will enable our staff to more effectively manage orders and blood product inventory to further enhance the efficiency of the blood delivery network for participating hospitals.”

        SafeTrace Tx software is a centralized database of blood inventory and patient information history. The system allows participating hospitals and blood centers to share the responsibilities of inventory management, testing and cross matching - eliminating unnecessary testing and duplication throughout the system. This, in turn, helps improve efficiency and safety while reducing waste.

        For example, SafeTrace Tx eliminates a hospital’s need to maintain a large inventory of blood products with a limited shelf life. In addition, hospitals typically order enough blood to cover contingencies - which may not occur. SafeTrace Tx can immediately shift the blood to another hospital, greatly enhancing its potential for use.

        The system also allows hospitals in the network to gain easy access to critical patient transfusion requirements and know what blood products are available and where they are located. This helps ensure the highest level of patient care, regardless of which hospital patients use -- a seamless patient history travels with them.

        Centralized testing means blood has already been crossmatched, saving hospitals time and money. The system is also capable of responding to emergencies efficiently and quickly. For example, SafeTrace Tx can electronically crossmatch blood samples in a matter of seconds. Current procedures can take from 10 to 30 minutes--a potentially life-saving difference.

        Because SafeTrace Tx allows centralized blood crossmatching, a blood center can batch tests together instead of conducting individual tests on samples, as most hospitals must now do. When required, the center can also conduct expensive and sophisticated tests that many hospitals cannot afford or easily perform.

        Global Med Technologies, Inc. is an e-Health medical information technology company providing information management software products and services to the healthcare industry. Its Wyndgate Technologies division is a leading supplier of management information systems to U.S. blood centers. Current clients of Wyndgate’s products and services manage more than 2.5 million units of blood or over 22% of the U.S. blood supply each year. SafeTrace Tx is a Microsoft®Windows®based, feature-rich hospital transfusion service management information system that is uniquely designed and proven to fully support enterprise-wide centralized transfusion services (CTS) management. This is in addition to its demonstrated success in the small hospital/laboratory environment. Features include advanced functionality such as electronic and remote crossmatch, automated patient special needs and antigen/antibody screens. Wyndgate’s donor management product, SafeTrace®, is a comprehensive, integrated blood center management information system built on an Oracle relational database management system (RDBMS).

        Global Med’s subsidiary, PeopleMed.com,®Inc., is an ASP clinical information system for early intervention in chronic disease management that is designed to give healthcare providers and other third party payors easy and immediate access to comprehensive clinical information. PeopleMed.com, Inc., has signed five-year marketing, development and ASP agreements with National Jewish Medical and Research Center, one of the world’s most renowned respiratory medical and research centers, and has recently launched an advanced and comprehensive Internet-based respiratory disease management program with National Jewish. PeopleMed also has ASP clinical information systems for disease management for congestive heart failure and diabetes live with PacifiCare of Colorado.

        For more information about Global Med’s products and services, visit its Web sites at www.globalmedtech.com, www.peoplemed.com, and www.wyndgate.com, or call Tom Marcinek, Global Med’s President and COO, at (916) 404-8413.

        Governed by volunteers and supported by community donations, the American Red Cross is a nationwide network of nearly 1,000 chapters and Blood Services regions dedicated to saving lives and helping people prevent, prepare for and respond to emergencies. Led by 1.2 million volunteers and 30,000 employees, the Red Cross annually mobilizes relief to families affected by more than 67,000 disasters, trains almost 12 million people in lifesaving skills and exchanges more than a million emergency messages for U.S. military service personnel and their families. The Red Cross is the largest supplier of blood and blood products to more than 3,000 hospitals across the nation and also assists victims of international disasters and conflicts at locations worldwide.

        For more information about the American Red Cross, please visit www.redcross.org or call Michelle Hudgins, Communications and Strategy, at (703) 312-5643.

This news release may include statements that constitute forward-looking statements, usually containing the words “believe,” “estimate,” “project,” “expects” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this news release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       GLOBAL MED TECHNOLOGIES, INC.

Date         October 24, 2002                                                               By: /s/ Michael I. Ruxin, M.D.
                                                                                                              Michael I. Ruxin, M.D.
                                                                                                              Chairman and Chief Executive Officer